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                                                                   EXHIBIT 10.41


                                RAYTHEON COMPANY
                               141 SPRING STREET
                         LEXINGTON, MASSACHUSETTS 02173



                                   May __, 1998


Alliance Laundry Systems LLC
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts  02116
Attention: Mr. Robert Gay

     Re:  Transition Services
          -------------------

Dear Sirs:

     Reference is hereby made to that Agreement and Plan of Merger by and among Bain/RCL, L.L.C., a Delaware limited liability company ("Buyer"), RCL
                                                         -----
Acquisitions, L.L.C., a Delaware limited liability company ("MergeCo"), Raytheon
                                                             -------
Company, a Delaware corporation ("Raytheon"), and Raytheon Commercial Laundry
                                  --------
LLC, a Delaware limited liability company (the "Company"), dated as of February
                                                -------
21, 1998 (the "Merger Agreement") pursuant to which MergeCo will merge with and
               ----------------
into the Company with the Company as the Surviving Entity (as such, the

"Surviving Entity").  Each capitalized term used herein without definition shall
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have the meaning given such term in the Merger Agreement.

     Raytheon and the Surviving Entity hereby agree, subject to and effective upon the consummation of the transactions contemplated by the Merger Agreement, as follows:

1.   Services Provided.  Upon a reasonable request from the Surviving Entity for
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     the transition support services described in Schedule A attached hereto
                                                  ----------
     (the "Raytheon Services"),  Raytheon agrees to use reasonable efforts to
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     provide, directly or by means of its vendors, the Raytheon Services to the
     Surviving Entity (it being understood by the parties that "reasonable efforts" means those efforts consistent with the level at which Raytheon provided services to the Company prior to the Closing Date). In addition, the Surviving Entity agrees to provide to Raytheon access to Theresa Weeks, for twenty-four months from the date hereof, in connection with claims pending on the date hereof regarding environmental issues at the Omro, Wisconsin facility (the "RCL Services" and, together, with the Raytheon
                              ------------
     Services, the "Services") so long as (i) such access does not unreasonably
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     disrupt her employment obligations with the Surviving Entity or its subsidiaries and (ii) any obligation of the Surviving Entity in connection herewith ceases
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     at such time Theresa Weeks is no longer an employee of the Surviving Entity or one of its subsidiaries. The parties agree to exercise reasonable commercial efforts to minimize the period for the provision of the Services.

2.   Compensation.  The recipient of Services agrees to compensate the provider
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     in accordance with the provider's internal cost accounting or, with respect to third-party vendors, to reimburse the provider for the Services charged by such vendors and to provide the recipient with a detailed summary of such costs. The recipient also agrees to reimburse the provider for any reasonable out-of-pocket expenses incurred by the provider in connection with its provision of the Services. The recipient shall pay the provider's invoice with respect to the foregoing in full within thirty (30) days after receipt.

3.   Indemnification.   Upon the occurrence of a breach of this agreement, such
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     breach shall be treated as a breach of a representation and warranty under the Merger Agreement and the breaching party agrees to indemnify and hold harmless the other party hereto from and against any and all Covered Liabilities in accordance with the provisions of the Merger Agreement (including with respect to thresholds and caps upon liability). The remedy set forth in this paragraph 3 shall be the sole and exclusive remedy with respect to any breaches of this agreement.

4.   Relationship of Parties.  Each of the parties hereto is entering into this
     -----------------------
     Agreement and will render the Services as an independent contractor. Neither party shall be considered the employer or joint employer of the other party's employees. Each party shall be solely responsible for determining and enforcing labor policies concerning its work force, including without limitation the hiring, firing, discipline and supervision of all its employees. Each party shall be solely responsible for any obligations relating to its employees, including without limitation compensation, benefits, taxes, severance pay and notification obligations, worker's compensation, unemployment compensation, retiree and pension fund obligations.

5.   Notices.  All notices shall be given, and deemed to be received, in the
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     manner set forth in Section 12.5 of the Merger Agreement.

6.   Termination.  The recipient of Services may terminate the Services in whole
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     or in part at any time upon thirty (30) days notice to the provider of
     Services. Except (i) for the provisions of Paragraph 3 above and (ii) with respect to the provision of those Services described herein whose duration is explicitly longer than 90 days, this Agreement will otherwise terminate ninety (90) days from the date hereof.

7.   Governing Law.  This Agreement shall be governed by and construed in
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     accordance with the internal laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of the law principles of such state.
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8.   Waiver.  The waiver by a party hereto of any right hereunder or the failure
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     to perform or of a breach by another party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

9.   Counterparts.  This Agreement may be executed in counterparts, each of
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     which shall be deemed an original, but which together shall constitute one and the same instrument.

        [The remainder of this page has been intentionally left blank.]
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Please evidence your agreement to the foregoing by countersigning this letter in the appropriate space below.

                                    Very truly yours,

                                    RAYTHEON COMPANY


                                    By:_______________________
                                    Title:



Agreed to as of the date
  first set forth above:

ALLIANCE LAUNDRY SYSTEMS LLC


By:_______________________
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                                   SCHEDULE A

Services to be provided by Raytheon to the Surviving Entity:

Computer Systems
----------------

A.   Access to E-Mail and the Firewall
     ---------------------------------

      . Raytheon will reconfigure the Surviving Entity's connection point to Raytheon's internal data network to provide the Surviving Entity with access to only the e-mail server and firewall server.

      . Raytheon will permit the Surviving Entity access to the e-mail server and firewall server for a three (3) month period commencing as of the Effective Date.

      . Raytheon will use reasonable commercial efforts to assist the Surviving Entity in transferring the appropriate domain names through the internet.

      . The Surviving Entity will work with their Internet Service Provider to establish web connectivity, mail connectivity and firewall connectivity. Further, the Surviving Entity will work with its Internet Service Provider to redirect the appropriate domain names to "point" to the new web server and firewall server.

B.   Wider Area Network Connections Between Locations
     ------------------------------------------------

      . The circuits which connect the locations of the Company are presently under Raytheon's contract with AT&T.

      . Raytheon will permit the Surviving Entity to use the carrier services associated with the above circuits until the Surviving Entity has an agreement in place with AT&T (or a service provider of its choice) or December 31, 1998, whichever is earlier.

C.   Voice Network (RayComNet)
     -------------------------

      . Raytheon will assist the Surviving Entity in transferring the Local Exchange company lines, the AT&T Inbound (800) numbers, the calling cards, etc.

      . Raytheon will permit the Surviving Entity to continue using the RayComNet in the same manner and to the same extent as it was used by the Closing prior to the Effective Time until the Surviving Entity has retained its own service provider for these services or December 31, 1998, whichever is earlier.
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Employee Benefits
-----------------

      . Administrative support related to (i) the transition of the pension plans and RAYSIP and RAYSOP to new plans and (ii) the exercise of Raytheon stock options owned by Commercial Laundry Employees for so long as any such Raytheon stock options are exercisable.

      . Employee access to Raytheon Benefits Center through April 15, 1999 for questions regarding benefits earned up through and including the Closing Date.

      . Access to (i) detailed payroll data for all Commercial Laundry Employees for 1997 and (ii) solely as it relates to the Company, the Raytheon Company 1997 Compensation Survey data for compensation planning.

      . Administrative support related to the accumulation and submission of Forms 5500 for 1997.

Others
------
      . Access to status reports regarding Actions against the Company pending as of the date hereof, previous litigation strategy and historical information and current data in connection therewith, including but not limited to environmental, product liability, employee benefit and patent matters. Assistance with transferring such matters to attorneys retained by Surviving Entity and the processing of all insurance claims submitted prior to the Effective Date.

      . Assistance regarding customers and international duties for export sales and imported raw materials.

      . Assistance related to the transition to a stand-alone taxpayer for payroll related taxes, sales taxes, property and income taxes.

      . Assistance with the continuing operation of off balance sheet financing programs.

      . Usage of Raytheon pricing and vendors for aircraft storage, parts and services and all travel related services, including but not limited to airline, hotel and car rental reservations.

      . Provide the Company with data relating to taxes, insurance, treasury and environmental services previously provided to the Company.

      . Assistance with the processing of workers compensation and other employee-related insurance claims submitted prior to the Effective Date, and establishing stand-alone workers compensation and other insurance programs.

      . Notwithstanding anything to the contrary implied by this Schedule A, the services to be provided to the Surviving Entity hereunder are in addition to, and not in lieu of, any and all obligations of Raytheon under the Merger Agreement.

Transition Services Agreement